Exhibit 1.1
FORM OF AGENT AGREEMENT
     THIS AGENT AGREEMENT (this “Agreement”) dated as of ____ ___, 2011 is entered into by and between Wunderlich Securities, Inc., a Tennessee corporation (the “Agent”), and Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”).
     WHEREAS, the Company is initiating the Owner’s Club Stock Program (the “Program”) under which the Company will issue up to 200,000 shares of its common stock, par value $.10 per share (the “Stock”), to its customers as an award for their patronage of the Company’s casinos and as an incentive to continue such patronage;
     WHEREAS, the Agent has agreed to act as the agent of the Company in connection with its implementation of the Program on the terms set forth herein;
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     1.1 The Company represents and warrants to, and agrees with, the Agent that:
     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules and Regulations”). The Company has prepared a registration statement on Form S-3 (Commission File No. 333-172884) with respect to the Stock in conformity with the requirements of the Act and the Rules and Regulations and filed it with the Securities and Exchange Commission (the “Commission”). Such registration statement, as it may have heretofore been amended, is referred to herein as the “Registration Statement,” and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. The Company may issue up to 200,000 shares of Stock under the Program pursuant to the Registration Statement. The Registration Statement has been declared effective by the Commission.
     (b) The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; the Registration Statement, when it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Agent, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.
     (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, conformed or will conform in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and, with respect to those filed prior to the date hereof did not, and any further documents filed and incorporated by reference in the Registration Statement or the Prospectus will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (d) The Company has an authorized capitalization as set forth in the Prospectus. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and none of them was issued in violation of any preemptive or other similar right. The Stock, when issued and sold pursuant to this Agreement, will be duly authorized and validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any capital stock of the Company or any security convertible into or exercisable or exchangeable for, such capital stock. The common stock of the Company and the Stock conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.
     (e) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance of the Stock by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as enforceability may be limited by state or federal laws or policies relating to the non-enforceability of the indemnification provisions contained herein. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby and the issuance and sale of the Stock by the Company (except such additional steps as may be required by the New York Stock Exchange (the “NYSE”)), if any, has been obtained or made and is in full force and effect.
     (f) Neither the Company nor any of its subsidiaries (as defined in Rule 405 under the Securities Act) (collectively, the “Subsidiaries”) is an “investment company” or an entity “controlled” by an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

     (g) Each of the Company and the Subsidiaries, has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”). Except as disclosed in the Prospectus, each of the Company and the Subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.
     (h) All of the issued shares of capital stock or membership interests of each Subsidiary of the Company have been duly authorized and validly issued (and, with respect to capital stock, are fully paid and non-assessable) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims (i) created or arising in connection with the Company’s Third Amended and Restated Credit Agreement dated as of February 5, 2010, as it may be amended from time to time (the “Bank Credit Facility”) or (ii) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (i) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and the Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of the Subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, except (in the case of clauses (i) and (iii) above) as would not reasonably be expected to have a Material Adverse Effect.
     (j) Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Agent for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated by this Agreement.
     (k) There are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any person granting such person the right to require the Company or any Subsidiary to file a registration statement under the Act with respect to any capital stock of the Company or any of the Subsidiaries owned or to be owned by such person or to require the Company or any of the Subsidiaries to include such capital stock in the securities registered pursuant to any registration statement filed by the Company or any Guarantor under the Act.
     (l) Except as described in the Prospectus, neither the Company nor any of the Subsidiaries has sustained, since the date of the latest audited financial statements incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would reasonably be expected to result in a Material Adverse Effect, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries, taken as a whole, or any adverse change or development, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and the Subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (m) Since the date as of which information is given in the Prospectus and except as may otherwise be described in the Prospectus, the Company and the Subsidiaries have not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business. (ii) entered into any material transaction or agreement not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.
     (n) The historical financial statements (including the related notes and supporting schedules) incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act (other than Rule 3-10(g) thereof) and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and, except as disclosed therein, have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved; the other financial information included or incorporated by reference in the Prospectus has been derived from the accounting records of the Company and the Subsidiaries and presents fairly the information shown thereby.
     (o) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and whose report is incorporated by reference in the Prospectus, and Ernst & Young LLP are each independent public accountants as required by the Act and the Rules and Regulations.
     (p) The statistical and market-related data included in the Prospectus and the consolidated financial statements of the Company and the Subsidiaries incorporated by reference in the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects.
     (q) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or others.
     (r) Except as described in the Prospectus, no relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other hand, that is required by Item 402 or Item 404 of Regulation S-K to be described in the documents incorporated by reference into the Prospectus which is not so described.

     (s) Except as described in the Prospectus, no labor disturbance by or dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.
     (t) Except as described in the Prospectus, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or Section 412 of the Code (as defined below) (but not including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) may have any liability (each a “Plan”), has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each such Plan (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of such Plan; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification, except where failure to be so qualified would not be reasonably likely to result in a Material Adverse Effect. Except as described in the Prospectus, neither the Company nor any member of its Controlled Group has any withdrawal or other liability to any “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA, except for a liability which either is not reasonably likely to result in a Material Adverse Effect or which is indemnified against by a third party.
     (u) The Company and each of the Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid or made provision for the payment of all taxes due thereon, except (i) those taxes that are not reasonably likely to result in a Material Adverse Effect, (ii) those taxes, assessments or other charges that are being contested in good faith, if such taxes, assessments, or other charges are adequately reserved for, or (iii) as described in the Prospectus; and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries, nor does the Company have any knowledge of any tax deficiencies, in either case, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (v) Neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws (or similar organizational documents); neither the Company nor any of the Subsidiaries (i) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (ii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) and (ii), to the extent any such violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except (in the case of clause (i) alone) for any lien, charge or encumbrance disclosed in the Prospectus.
     (w) There is and has been no failure on the part of the Company, the Subsidiaries or any of their respective directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, except where failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect.
     (x) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (y) The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that they provide a reasonable level of assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that they provide a reasonable level of assurance that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (z) The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and the Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences. Except as disclosed in Prospectus, the Company has not been advised of any material weaknesses in the Company’s internal controls as of the date hereof.
     (aa) Except as disclosed in the Prospectus, (i) the Company and each of the Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not be reasonably expected to have a Material Adverse Effect, and (iii) neither the Company nor any of the Subsidiaries has received notice of any revocation or modification of any such Permit or has any reason to believe that any such Permit will not be renewed in the ordinary course, except where the revocation, modification or failure to renew any such Permit would not be reasonably expected to have a Material Adverse Effect.
     (bb) The Company and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except for any of the foregoing that would not reasonably be expected to result in a Material Adverse Effect.
     (cc) Except as described in the Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of the Subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and the Subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (C) none of the Company and the Subsidiaries anticipates material (with respect to the Company and the Subsidiaries, taken as a whole) capital expenditures relating to Environmental Laws (except, with respect to development projects, such capital expenditures which do not materially exceed amounts contemplated for such capital expenditures in budgets or cost estimates for such projects or potential expenditures in connection with proposed projects for which budgets have not been developed).
     (dd) Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has, at any time during the last five years, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (ee) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (ff) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).
     (gg) The Company and the Subsidiaries have good and marketable title to all real property and to all personal property described in the Prospectus (including the documents incorporated by reference therein) as being owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Prospectus, (ii) such as arise in connection with the Bank Credit Facility, (iii) such as do not (individually or in the aggregate) interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries, (iv) with respect to land held for development, restrictions ordinarily expected to be resolved in the development process, or (v) such as are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as (i) do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries or (ii) are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any written notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any of the Subsidiaries, except as would not reasonably be likely to result in a Material Adverse Effect.
     (hh) The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of their business and the value of their properties and as is reasonably customary for companies engaged in similar businesses in similar industries.
ARTICLE II
SERVICES OF AGENT
     2.1 (a) Subject to the terms and conditions stated herein, the Company hereby appoints the Agent as the exclusive agent of the Company for a period of three years from the date of this Agreement (the “Effective Date”) for the purpose of receiving Stock issued by the Company under the terms of the Program and holding such Stock on behalf of each of the recipients under the Program pursuant to the terms of the Program as set forth in the Prospectus filed with the Commission as of the date of this Agreement, as such Prospectus may be amended or supplemented with the consent of the Agent. The Agent hereby accepts such appointment and acknowledges the Company’s reliance on the Agent’s acceptance of such appointment. Nothing contained in this Agreement shall be construed to prevent the Company from offering or selling at any time to any person any security, including the Stock, directly on its own behalf.
     (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions set forth herein, the Agent agrees, as agent of the Company, to accept the transfer of shares of the Stock from the Company to participants in the Program upon the terms and conditions set forth in the Prospectus filed with the Commission as of the date of this Agreement, as such Prospectus may be amended or supplemented with the consent of the Agent.
     (c) The Agent shall allow each individual eligible for participation in the Program to apply for a brokerage account with the Agent to be used to receive the shares of Stock to be awarded under the Program, subject to the Agent’s standard terms applicable to such accounts. The Company shall not be deemed a party to the relationship between the Agent and any of the Agent’s customers or to any agreement between the Agent and any of the Agent’s customers, including members of the Program.
     (d) For performing the services under this Agreement, the Company shall pay the Agent a fee equal to $500.00 per customer account established under the Program, provided that the Agent’s aggregate fees shall not exceed $275,000.00 for the three-year term of this Agreement, assuming that the Program has no more than 550 customer accounts. In the event that the Program has more than 550 customer accounts, the Company shall pay the Agent an amount not to exceed $450.00 per account for each customer account in excess of 550. The first payment of the fees payable to the Agent shall be made on _______ __, 2011 in the amount of $137,500.00, and subsequent payments each in the amount of $68,750.00 shall be made on September 15, 2011 and December 15, 2011. The fees set forth in this Section 2(d) are inclusive of any expenses incurred by the Agent in connection with the performance of services under this Agreement, except that the Company shall reimburse the Agent for the Agent’s reasonable out-of-pocket costs and expenses of legal counsel in an amount not to exceed $35,000. The Agent will not charge any fees to a participant in the Program for the establishment and maintenance of a customer account in connection with the Program, to the extent the activity in such account relates to the Stock.
ARTICLE III
COVENANTS OF THE COMPANY
     3.1 The Company covenants and agrees with the Agent that:
     (a) During the period in which a prospectus relating to the Stock is required to be delivered under the Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Stock; the Company will not file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof has been submitted to the Agent a reasonable period of time before the filing, and the Agent has not reasonably objected thereto; the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or the Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

     (b) The Company will advise the Agent, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.
     (c) Within the time during which a prospectus relating to the Stock is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of issuances, sales of or dealings in the Stock as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company will promptly notify the Agent to suspend use of the Registration Statement or the Prospectus, and the Company will amend or supplement the Registration Statement or the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance and will use its commercially reasonable efforts to have any amendment or supplement to the Registration Statement or the Prospectus declared effective as soon as possible, unless the Company has reasonable business reasons to defer public disclosure of the relevant information.
     (d) The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or the Prospectus that are filed with the Commission during the period in which a prospectus relating to the Stock is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Agent may from time to time reasonably request.
     (e) The Company will furnish to its securityholders as soon as practicable after the end of each fiscal year an annual report on Form 10-K (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year, will make available to its securityholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail on Form 10-Q.
     (f) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all of its expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to the transactions contemplated by this Agreement and any blue sky fees) and will pay the expenses of printing all documents relating to the Program.
     (g) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Article V herein.
     (h) The Company shall use its commercially reasonable efforts to cause the Stock to be included for listing on the NYSE and to continue to be so included.
     (i) The Company shall deliver to the Agent copies of the Registration Statement and the Prospectus, amendments or supplements thereto, and all documents incorporated by reference therein that are filed with the Commission.
     (j) To the extent that the Company desires to issue more than 200,000 shares of Stock under the Program, the Company shall file a new registration statement with respect to such shares and shall cause such registration statement to become effective. After the effectiveness of said registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement.
ARTICLE IV
COVENANTS OF THE AGENT
     4.1 The Agent covenants and agrees with the Company that it will maintain registration as a broker-dealer in all 50 states of the United States during the term of this Agreement.
ARTICLE V
CONDITIONS OF THE AGENT’S OBLIGATIONS
     5.1 The obligations of the Agent provided herein shall be subject to the accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Registration Statement shall have been declared effective. No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been instituted or, to the actual knowledge of the Company or the Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Agent’s reasonable satisfaction.
     (b) The Agent shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that, in the Agent’s reasonable opinion, is material, or omits to state a fact that, in the Agent’s reasonable opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (c) At the time of execution of this Agreement, Brownstein Hyatt Farber Schreck, LLP, special counsel to the Company, shall have furnished to the Agent its written opinion, as counsel to the Company, addressed to the Agent and dated the date hereof, in form and substance reasonably satisfactory to the Agent, substantially in the form attached hereto as Exhibit A.
     (d) At the time of execution of this Agreement, the Agent shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Agent, addressed to the

Agent and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (e) The Stock shall be included for listing on the NYSE.
     (f) There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 8.1.
ARTICLE VI
INDEMNIFICATION AND CONTRIBUTION
     6.1 (a) The Company agrees to indemnify and hold harmless the Agent and each of its directors, officers, employees, stockholders and representatives and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or is controlled by or under common control with the Agent, as follows:
               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of the administration or maintenance of the Program as described in the Registration Statement, the Prospectus and this Agreement and any other actions or omissions related to the foregoing which are taken or committed by the Company and which are beyond the scope of the services and responsibilities of the Agent contemplated hereby;
               (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any of the matters for which Agent is to be indemnified under subparagraphs (i) or (ii) above, if such settlement is effected with the written consent of the Company; and
               (iv) against any and all expense whatsoever, as incurred (including, subject to Section 6.1(c) hereof, the reasonable fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraphs (i), (ii) or (iii) above;
provided, however, that the indemnity agreement set forth in this Section 6.1(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), and (B) the Agent’s acts or omissions in its capacity as a broker-dealer or investment adviser related to conduct or duties arising out of or mandated, prescribed or regulated by statute, regulation, rule or regulatory framework, including case law, applicable to broker-dealers and investment advisers under federal, state or local law that would be applicable to the Agent even in the absence of this Agreement.
     (b) The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6.1(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).
     (c) Any indemnified party that proposes to assert the right to be indemnified under this Article VI will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party under this Article VI, notify the indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to the indemnified party otherwise than under this Article VI and (ii) any liability that it may have to the indemnified party under the foregoing provision of this Article VI unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against the indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties; provided, however¸ that the indemnifying party shall not be liable for any fees, disbursements and other charges of the indemnified party’s counsel unless such counsel shall be reasonably acceptable to the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld, conditioned or delayed).
     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Article VI is applicable in accordance with its terms, but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Agent. The allocation of contribution shall be made in such proportion as is appropriate to reflect the relative benefits received by the Company and the relative fault of the Company, on the one hand, and the Agent, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 6.1(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6.1(d) shall be deemed to include, for the purpose of this Section 6.1(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Section 6.1(d), no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.1(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6.1(d), will notify any party from whom contribution may be sought, but the omission so to notify will not relieve that party from whom contribution may be sought from any other obligation it may have under this Section 6.1(d) unless and only to the extent that such omission results in the forfeiture of substantive rights by the party from whom contribution is sought. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld, conditioned or delayed).
     (e) The indemnity and contribution provided by this Article VI shall not relieve the Company and the Agent from any liability the Company and the Agent may otherwise have (including, without limitation, any liability the Agent may have for a breach of its obligations under Article II hereof).
ARTICLE VII
REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY
     7.1 All representations, warranties and agreements of the Company herein, and the agreements of the Agent contained in Article VI hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling persons, or the Company (or any of its officers, directors or controlling persons).
ARTICLE VIII
TERMINATION
     8.1 The Agent shall have the right, by giving prior written notice as hereinafter specified, to terminate this Agreement if (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, (ii) there is any suspension or limitation of trading in the securities generally, or of the Stock specifically, on the NYSE, or any setting of minimum prices for trading of the Stock on the NYSE, shall have occurred, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) there is an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by the U.S. Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the reasonable judgment of the Agent, makes it impractical or inadvisable to provide the services set forth in Article II hereof, (v) the Company or any of the Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus filed with the Commission on or before the date of this Agreement, any change resulting in a Material Adverse Effect or (vi) since the date of this Agreement, there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries taken as a whole, the effect of which is, in the reasonable judgment of the Company, so material and adverse as to make it impracticable or inadvisable to provide the services set forth in Article II hereof. Further, the Agent shall have the right, by giving at least 90 days’ prior written notice as hereinafter specified, to terminate this Agreement in its sole discretion. Any such termination shall be without liability of any party to this Agreement to any other party, except that the provisions of Article VI, Article VII and Article VIII hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 8.1, (a) the Agent shall provide the required notice as specified herein, and (ii) the Agent agrees to comply with the last sentence of Section 2.1(d) with respect to participants in the Program as of the date notice of such termination is provided for the remainder of the original term of this Agreement, ending on the third anniversary of the Effective Date. Furthermore, termination of this Agreement by the Agent will have no effect upon any brokerage account established by the Agent and any participant in the Program prior to the date of the Agent’s giving notice of such termination, which brokerage account will remain in effect, including with respect to the arrangement for the Agent’s compensation set forth in Section 2.1(d).
     8.2 The Company shall have the right, by giving notice as hereinafter specified, at any time to terminate this Agreement if (i) the Agent shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder or (ii) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by the U.S. Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the reasonable judgment of the Company, makes it impractical or inadvisable to proceed with the completion of the distribution of the Stock. Further, the Company shall have the right, by giving at least 90 days’ prior written notice as hereinafter specified, to terminate this Agreement in its sole discretion. Any termination under this Section 8.2 shall be without liability of any party to any other party, except that the provisions of Article VI, Article VII and Article VIII hereof shall remain in full force and effect notwithstanding such termination. In the event that the Company terminates this Agreement under this Section 8.2, the Company may elect, in its sole discretion, to require that (i) the Agent continue to comply with the last sentence of Section 2.1(d) with respect to participants in the Program as of the date notice of such termination is provided for the remainder of the original term of this Agreement, ending on the third anniversary of the Effective Date, or (ii) the Agent refund to the Company, not later than 30 days after such termination, an amount that reflects an appropriate good faith pro rata portion of the fee (based on the number of months lapsed and remaining in the three-year term of this Agreement) paid by the Company to the Agent under Section 2.1(d).
     8.3 This Agreement shall remain in full force and effect unless terminated pursuant to Section 8.1 or 8.2 above or otherwise by mutual agreement of the parties, provided that any such termination by mutual agreement shall in all cases be deemed to provide that Article VI, Article VII and Article VIII shall remain in full force and effect.
ARTICLE IX
NOTICES
     9.1 All notices or communications hereunder shall be in writing and if sent to the Agent shall be mailed, delivered or faxed and confirmed to the Agent at Wunderlich Securities, Inc., 6000 Poplar Avenue, Suite 150, Memphis, Tennessee 38119, Attention: Stephen J. Bonnema, Chief Operating Officer (facsimile: (901) 251-1352) (with a copy sent in the same manner to Andrews Kurth LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Richard Kronthal (facsimile: (212) 813-8133), or if sent to the Company, shall be mailed, delivered or faxed and confirmed to the Company at Pinnacle Entertainment, Inc., 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148, Attention: John A. Godfrey (facsimile: (702) 541-7773) (with a copy sent in the same manner to Brownstein Hyatt Farber Schreck, LLP, 410 17th Street, Suite 2200, Denver, CO 80202, Attention: Kevin A. Cudney (facsimile: (303) 223-0966). Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Any notice that is mailed shall be effective on the third business day after delivery to the U.S mail, postage prepaid. Any notice that is personally delivered shall be effective on the date of delivery as evidenced by a signed receipt of delivery. Any notice that is faxed or transmitted by email shall be effective on the date of the confirmation of a fax or email confirmation of receipt, as appropriate.

ARTICLE X
MISCELLANEOUS
     10.1 This Agreement may not be assigned by any party without the express written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors, permitted assigns and the controlling persons, officers and directors referred to in Article VI hereof, and no other person will have any right or obligation hereunder.
     10.2 This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.
     10.3 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TENNESSEE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TENNESSEE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TENNESSEE.
     10.4 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     10.5 In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party’s reasonable attorneys’ fees and other legal expenses incurred in connection with such action.
     10.6 Manual signatures exchanged by facsimile or electronically shall be deemed original signatures for all purposes.
     10.7 The Company acknowledges and agrees that in connection with the services provided by the Agent under this Agreement, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Agent: (i) no fiduciary relationship between the Company and any other person, on the one hand, and the Agent, on the other, exists; (ii) the Agent is not acting as an advisor or expert to the Company, and such relationship between the Company, on the one hand, and the Agent, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Agent may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Agent and its affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that it may have against the Agent with respect to any breach of fiduciary duty in connection with the services provided by the Agent under this Agreement.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

PINNACLE ENTERTAINMENT, INC.
By:
Name:	John A. Godfrey
Title:	Executive Vice President, General Counsel and Secretary

WUNDERLICH SECURITIES, INC.
By:
Name:	Stephen J. Bonnema
Title:	Chief Operating Officer

EXHIBIT A
OPINIONS OF COUNSEL TO THE COMPANY
     1. The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware.
     2. The Company has the corporate power and corporate authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under the Agent Agreement and (ii) carry on its business and own its properties as described in the Registration Statement and the Prospectus.
     3. The Agent Agreement has been duly authorized, executed and delivered by the Company.
     4. The issuance and sale of the Stock have been duly authorized by all necessary corporate action of the Company.
     5. The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Company certificate of incorporation, the Company by-laws or any Applicable Agreement, to subscribe for the Stock.
     6. Except as disclosed in the Registration Statement or the Prospectus, no person has the right, which has not been waived, under any Applicable Agreement to require the registration under the Act of any sale of securities issued by the Company, by reason of the filing or effectiveness of the Registration Statement.
     7. When delivered to a participant in the Program in accordance with the terms of the Program, the Stock will be validly issued, fully paid and nonassessable.
     8. None of the execution and delivery by the Company of the Agent Agreement constituted, constitutes or will constitute a violation of the Company certificate of incorporation or the Company bylaws, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Company pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the United States of America or (ii) the General Corporation Law of the State of Delaware, or (E) resulted, results or will result in the contravention of any Applicable Order.
     9. No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, the execution and delivery by the Company of the Agent Agreement. As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Nevada, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of Nevada, (ii) applicable laws of the United States of America or (iii) the General Corporation Law of the State of Delaware.
     10. The Company is not an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.
     In addition, we have participated in conferences with officers and other representatives of the Company, the independent registered public accounting firm for the Company, your counsel and your representatives at which the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus, on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Company), (a) we confirm to you that, in our opinion, each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement or any of the Incorporated Documents and are not so filed or of any documents that are required to be summarized in the Prospectus or any of the Incorporated Documents, and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial, statistical or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus, and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or Incorporated Documents.
     Furthermore, we advise you that we have been orally advised by the SEC that the Registration Statement was declared effective under the Act on June ___, 2011. In addition, we have been orally advised by the SEC that no stop order suspending the effectiveness of the Registration Statement has been issued. To our knowledge based solely upon such oral communication with the SEC, no proceedings for that purpose have been instituted or are pending or threatened by the SEC.
     As used herein, (a) “Applicable Agreements” means those agreements and other instruments listed as exhibits to the Registration Statement pursuant to Item 601(b) of

Regulation S-K, (b) “Applicable Orders” means those orders or decrees of governmental authorities that have been certified by officers of the Company as being every order or decree of any governmental authority by which the Company or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its subsidiaries, considered as a single enterprise and (c) “Incorporated Documents” means each of the Company’s reports that have been filed with the Commission and are incorporated by reference in the Registration Statement.